As filed with the Securities and Exchange Commission on November 1, 2018

Registration No. 333-129773

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-92443

Form S-8 Registration Statement No. 333-104349

Form S-8 Registration Statement No. 333-129773

Form S-8 Registration Statement No. 333-132283

Form S-8 Registration Statement No. 333-149705

Form S-8 Registration Statement No. 333-163240

Form S-8 Registration Statement No. 333-172927

UNDER

THE SECURITIES ACT OF 1933

RUDOLPH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3531208
(State of Incorporation)	(I.R.S. Employer Identification No.)

 16 Jonspin Road

Wilmington, MA 01887

(Address of principal executive offices, including zip code)

RUDOLPH TECHNOLOGIES, INC. 1996 NON-QUALIFIED STOCK OPTION PLAN

RUDOLPH TECHNOLOGIES, INC. 1999 STOCK PLAN

RUDOLPH TECHNOLOGIES, INC. AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN

AUGUST TECHNOLOGY CORPORATION 1997 STOCK INCENTIVE PLAN

RUDOLPH TECHNOLOGIES, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

MICHAEL P. PLISINSKI

Chief Executive Officer

RUDOLPH TECHNOLOGIES, INC.

16 Jonspin Road

Wilmington, MA 01887

(978) 253-6200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

Rudolph Technologies Inc. (the “Company”) previously registered shares of the Company’s common stock, $0.001 par value per share, under the following registration statements (the “Registration Statements”) concerning shares issuable under certain employee benefit and equity plans and agreements. The Company is filing these post-effective amendments to the Registration Statements (“Post-Effective Amendments”) in order to deregister any securities registered and unsold under the Registration Statements and to terminate the Registration Statements. The approximate number of unsold shares is set forth below with respect to each Registration Statement. The shares are being removed from registration and the Registration Statements are being terminated because the plans referenced below have now expired or been terminated and all shares that were issuable under the plans have been issued.

Registration No.	Date Filed With the SEC	Name of Equity Plan or Agreement	Number of Shares Originally Registered	Approximate Number of Shares Deregistered Hereby
333-92443	12/9/1999	1996 Non-Qualified Stock Option Plan	698,930	1,783
		1999 Stock Plan	2,000,000	0
		1999 Employee Stock Purchase Plan	300,000	0
333-104349	4/7/2003	1999 Stock Plan	946,774	0
		1999 Employee Stock Purchase Plan	897,438	740,378
333-129773	11/17/2005	1999 Stock Plan	669,564	0
		Amended and Restated 1999 Employee Stock Purchase Plan	600,000	600,000
333-132283	3/8/2006	August Technology Corporation 1997 Stock Incentive Plan	1,994,931	1,309,005
333-149705	3/13/2008	1999 Stock Plan	1,138,824	0
		Amended and Restated 1999 Employee Stock Purchase Plan	900,000	900,000
333-163240	11/20/2009	2009 Employee Stock Purchase Plan	300,000	138,855
333-172927	3/18/2011	2009 Employee Stock Purchase Plan	300,000	300,000

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Wilmington, Commonwealth of Massachusetts, on November 1, 2018.

RUDOLPH TECHNOLOGIES, INC.

By:	/s/ Michael P. Plisinski
Michael P. Plisinski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments  have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. Plisinski	Chief Executive Officer and Director	November 1, 2018
Michael P. Plisinski	(Principal Executive Officer)

/s/ Steven R. Roth	Senior Vice President and Chief Financial Officer	November 1, 2018
Steven R. Roth	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey A. Aukerman	Director	November 1, 2018
Jeffrey A. Aukerman

/s/ Leo Berlinghieri	Director	November 1, 2018
Leo Berlinghieri

/s/ Daniel H. Berry	Director	November 1, 2018
Daniel H. Berry

/s/ Vita A. Cassese	Director	November 1, 2018
Vita A. Cassese

/s/ Thomas G. Greig	Director	November 1, 2018
Thomas G. Greig

/s/ David B. Miller	Director	November 1, 2018
David B. Miller

/s/ John R. Whitten	Director	November 1, 2018
John R. Whitten